Exhibit 99.2

Notice of Guaranteed Delivery

for

TranSwitch Corporation

Offer for all

Outstanding 4 1/2% Convertible Notes due 2005

in Exchange for

5.45% Convertible Plus Cash NotesSM due September 30, 2007

Which Will be Registered Under

the Securities Act of 1933, as Amended,

Prior to Closing

You must use this form, or a form substantially equivalent to this form, to accept the Exchange Offer of TranSwitch Corporation (the “Company”) made pursuant to the Preliminary Prospectus, dated August 27, 2003 (the “Prospectus”), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”), prior to 12:00 midnight, New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender outstanding 4½% Convertible Notes due 2005 (the “Existing Notes”), pursuant to the Exchange Offer, a Letter of Transmittal (or facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 12:00 midnight, New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery To:

U.S. Bank National Association

Exchange Agent

For 4 1/2% Convertible Notes due 2005

By Registered U.S. Mail, Hand or

Overnight Courier:

Corporate Trust Services

One Federal Street

Boston, MA 02110

Attention: Chi C. Ma

Confirm by Telephone:

(617) 603-6554

For information with respect to the Exchange Offer call:

Georgeson Shareholder Communications Inc.

(800) 723-8038

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer – Guaranteed Delivery Procedures” section of the Prospectus.

The undersigned understands that tenders of Existing Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Existing Notes pursuant to the Exchange Offer may not be withdrawn after 12:00 midnight, New York City time, on the Expiration Date. Tenders of Existing Notes may be withdrawn as provided in the Prospectus.

Total Principal Amount of Existing Notes Tendered:*	For book-entry to The Depositary Trust Company, please provide account number:

$	Account Number____________________
*	Must be in denominations of principal amount of $1,000 or any integral multiple thereof. Include total principal amount of Existing Notes tendered in a Letter of Transmittal.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE
X
X
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the Holder(s) of Existing Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Please print name(s) and address(es)
Name(s):

Capacity
Address(es):

DO NOT SEND NOTES WITH THE FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.